UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2006

DIGITAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

560 Mission Street, Suite 2900 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends our Form 8-K, dated July 28, 2006, to provide the financial information required in connection with the acquisition of 120 East Van Buren Avenue through Digital Realty Trust, L.P., our operating partnership subsidiary of which we are the general partner. The following financial statements are filed as part of this report:

Item 9.01	Financial Statements and Exhibits.

Independent Auditors’ Report

The Board of Directors

Digital Realty Trust, Inc.:

We have audited the accompanying statement of revenue and certain expenses of 120 East Van Buren Avenue (the Property) for the year ended December 31, 2005. This statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission, as described in note 1 to the statement of revenue and certain expenses. It is not intended to be a complete presentation of the Property’s revenue and expenses.

In our opinion, the statement of revenue and certain expenses referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in note 1, of 120 East Van Buren Avenue for the year ended December 31, 2005 in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

San Francisco, California

September 20, 2006

120 East Van Buren Avenue

Statements of Revenue and Certain Expenses

	Six months ended June 30, 2006 (unaudited)	Year ended December 31, 2005
Revenue:
Rental	$5,839,762	$6,936,556
Tenant reimbursements	505,072	1,147,541

	6,344,834	8,084,097
Certain expenses:
Utilities	914,755	1,437,422
Property operating costs	620,446	993,212
Employee costs	722,222	745,339
Property taxes	105,106	196,681
Insurance	66,302	117,867
Other	78,810	169,979

	2,507,641	3,660,500

Revenue in excess of certain expenses	$3,837,193	$4,423,597

See accompanying notes to the statements of revenue and certain expenses.

120 EAST VAN BUREN AVENUE

Notes to Statements of Revenue and Certain Expenses

For the Year Ended December 31, 2005 and the Six Months ended June 30, 2006 (Unaudited)

(1) Basis of Presentation

The accompanying statements of revenue and certain expenses include the revenue and certain expenses of 120 East Van Buren Avenue (the Property), which is located in Phoenix, Arizona. For all periods presented in the accompanying statements of revenue and certain expenses, the Property was owned by Sterling Network Exchange, LLC (SNE). SNE, either directly or through Sterling Network Services, LLC (SNS), an entity with common ownership leases space in the Property to telecommunications companies and internet service providers. The accompanying statements of revenue and certain expenses include the accounts of both SNE and SNS, and all significant intercompany amounts have been eliminated.

Digital Realty Trust, Inc. acquired the Property on July, 25, 2006 for a purchase price of approximately $175.0 million.

The accompanying statements of revenue and certain expenses has been prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission and, accordingly, is not representative of the actual results of operations for the periods presented. The statements of revenue and certain expenses excludes the following expenses which may not be comparable to the proposed future operations of the Property:

•	Depreciation and amortization

•	Income taxes

•	Interest expense

•	Other costs not directly related to the proposed future operations of the Property.

Management is not aware of any material factors relating to the Property other than those already described above that would cause the reported financial information not to be necessarily indicative of future operating results.

(2) Summary of Significant Accounting Policies and Practices

(a) Revenue Recognition

Rental revenue is recognized on a straight line basis over the term of the respective leases. The straight line rent adjustment for minimum rents decreased base contractual rental revenue by $31,628 (unaudited) and increased contractual base rental revenue by $395,504 for the six months ended June 30, 2006 and for the year ended December 31, 2005, respectively. Additionally, the rental agreements with some of the Property’s tenants require fees to be paid by the lessee at inception of the rental period. The agreements refer to these amounts as installation fees related to such things as initial set-up of cages and cabinets for computer equipment and power connection. Although paid up front, these fees are considered to be additional rental revenue earned over the rental period and, accordingly, these fees are recognized as rental revenue on a straight line basis over the life of the rental agreement. Revenues related to installation fees in the accompanying statements of revenue and certain expenses were $207,583 (unaudited) and $235,928 for the six months ended June 30, 2006 and for the year ended December 31, 2005, respectively.

(b) Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statement of revenue and certain expenses in conformity with U.S. generally accepted accounting principles. Actual results could differ from those estimates.

(c) Unaudited Interim Information

The statement of revenue and certain expenses for the six months ended June 30, 2006 is unaudited. In the opinion of management, such statement reflects all adjustments necessary for a fair presentation of the results of this interim period. All such adjustments are of a normal recurring nature.

(3) Minimum Future Lease Rentals

Future minimum rentals to be received under non-cancelable agreements in effect as of December 31, 2005 are as follows:

Year ended December 31:
2006	$6,180,933
2007	5,466,050
2008	2,787,000
2009	1,735,872
2010	1,561,277
Thereafter	2,427,246

$20,158,378

(4) Tenant Concentrations

Toyota Motor Credit Corporation and SunGard Availability Services accounted for $2,154,240 and $1,343,966 , respectively, of the Property’s revenues for the year ended December 31, 2005. No other tenant comprised more than 10% of the Property’s revenues in the year ended December 31, 2005.

DIGITAL REALTY TRUST, INC.

Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

The unaudited pro forma condensed consolidated balance sheet of Digital Realty Trust, Inc. and subsidiaries (collectively, we or the Company) as of June 30, 2006 is presented as if the acquisition of 120 East Van Buren Avenue, which we acquired on July 25, 2006, had been acquired on June 30, 2006 along with the related financing. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 and for the six months ended June 30, 2006 are presented as if all properties acquired subsequent to January 1, 2005 with purchase prices in excess of $50.0 million had been acquired on January 1, 2005 along with the related financing.

From January 1, 2005 through September 21, 2006, the Company has acquired 28 properties for an aggregate purchase price of approximately $797.5 million including the following acquisitions with purchase prices in excess of $50.0 million:

Property	Acquisition Date	Purchase Price (in $millions)
120 East Van Buren Avenue	July 27, 2006	$175.0
14901 FAA Boulevard	June 30, 2006	51.4
Savvis Portfolio, comprised of six properties	June 27, 2005	92.5
350 East Cermak Road	May 27, 2005	141.6
833 Chestnut Street	March 14, 2005	59.0

		$519.5

Our unaudited pro forma condensed consolidated financial statements should be read in conjunction with our consolidated historical financial statements including the notes thereto. The unaudited pro forma condensed consolidated financial statements do not purport to represent the our financial position as of June 30, 2006, or the results of operations for the year ended December 31, 2005 or the six-months ended June 30, 2006 that would have actually occurred had the acquisitions and related financings indicated above been completed on June 30, 2006 for the purposes of the balance sheet or January 1, 2005 for the purposes of the statements of operations, or to project our financial position or results of operations as of any future date or for any future period.

DIGITAL REALTY TRUST, INC.

Pro Forma Condensed Consolidated Balance Sheet

June 30, 2006

(unaudited)

(in thousands)

	Company historical	Property acquired subsequent to June 30, 2006	Financing transactions	Company Pro forma
	(A)	(B)	(C)
Assets
Investments in real estate, net	$1,319,211	$161,596	$—	$1,480,807
Cash and cash equivalents, including restricted cash	36,066	(175,000)	175,000	36,066
Accounts and other receivables	17,403	—	—	17,403
Deferred rent	30,639	—	—	30,639
Acquired above market leases, net	44,376	86	—	44,462
Acquired in place lease value and deferred leasing costs, net	209,940	15,154	—	225,094
Deferred financing costs, net	7,706	—	5,875	13,581
Assets held for sale	37,897	—	—	37,897
Other assets	10,619	—	—	10,619

Total assets	$1,713,857	$1,836	$180,875	$1,896,568

Liabilities and Stockholders’ Equity
Notes payable under line of credit	$211,554	$—	$8,375	$219,929
Exchangeable senior debentures	—	—	172,500	172,500
Mortgage loans	608,947	—	—	608,947
Accounts payable and other accrued liabilities	43,326	—	—	43,326
Acquired below market leases, net	84,185	1,836	—	86,021
Liabilities related to assets held for sale	28,081	—	—	28,081
Security deposits and prepaid rents	14,329	—	—	14,329

Total liabilities	990,422	1,836	180,875	1,173,133
Minority interests in consolidated joint venture related to assets and liabilities held for sale	191	—	—	191
Minority interests in operating partnership	240,808	—	—	240,808
Stockholders’ Equity:		—	—
Preferred stock, series A	99,297	—	—	99,297
Preferred stock, series B	60,502	—	—	60,502
Common stock	361	—	—	361
Additional paid-in capital	359,590	—	—	359,590
Dividends in excess of earnings	(41,312)	—	—	(41,312)
Accumulated other comprehensive income, net	3,998	—	—	3,998

Total stockholders’ equity	482,436	—	—	482,436

	$1,713,857	$1,836	$180,875	$1,896,568

See accompanying notes to pro forma condensed consolidated financial statements.

DIGITAL REALTY TRUST, INC.

Pro Forma Condensed Consolidated Statement of Operations

For the Six Months Ended June 30, 2006

(unaudited )

(in thousands, except share data)

	Company historical	Property acquired after June 30, 2006	Property acquired during the six months ended June 30, 2006	Financing transactions	Other pro forma adjustments	Company pro forma
	(AA)	(BB)	(CC)	(DD)	(EE)
Operating Revenues:
Rental	$99,857	$6,023	$587	$—	$—	$106,467
Tenant reimbursements	24,175	505	233	—	—	24,913
Other	168	—	—	—	—	168

Total operating revenues	124,200	6,528	820	—	—	131,548

Operating Expenses:
Rental property operating and maintenance	25,328	2,258	69	—	—	27,655
Property taxes	13,935	105	185	—	—	14,225
Insurance	1,958	66	—	—	—	2,024
Depreciation and amortization	37,024	5,549	798	—	—	43,371
General and administrative	8,920	79	—	—	—	8,999
Other	331	—	—	—	—	331

Total operating expenses	87,496	8,057	1,052	—	—	96,605

Operating income	36,704	(1,529)	(232)	—	—	34,943
Other Income (Expenses):
Interest and other income	491	—	—	—	—	491
Interest expense	(22,869)	—	—	(5,748)	—	(28,617)
Loss from early extinguishment of debt	(482)	—	—	—	—	(482)

Income (loss) from continuing operations before minority interests	13,844	(1,529)	(232)	(5,748)	—	6,335
Minority interests in continuing operations of operating partnership	(3,435)	—			3,672	237

Income (loss) from continuing operations	10,409	(1,529)	(232)	(5,748)	3,672	6,572
Preferred stock dividends	(6,890)	—	—	—	—	(6,890)

Net income (loss) from continuing operations available to common stockholders	$3,519	$(1,529)	$(232)	$(5,748)	$3,672	$(318)

Income (loss) per share from continuing operations available to common stockholders:
Basic	$0.12					$(0.01)
Diluted	$0.12					$(0.01)

Pro forma weighted average common shares outstanding:
Basic	30,453,957					30,453,957
Diluted	30,944,327					30,453,957

See accompanying notes to pro forma condensed consolidated financial statements.

DIGITAL REALTY TRUST, INC.

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2005

(unaudited)

(in thousands, except share data)

	Company historical	Properties acquired after December 31, 2005	Properties acquired during the year ended December 31, 2005	Financing transactions	Other pro forma adjustments		Company pro forma
	(AA)	(BB)	(CC)	(DD)
Operating Revenues:
Rental	$158,428	$8,479	$18,113	$—	$—		$185,020
Tenant reimbursements	37,174	1,613	4,354	—	—		43,141
Other	5,829	—	62	—	—		5,891

Total operating revenues	201,431	10,092	22,529	—	—		234,052

Operating Expenses:
Rental property operating and maintenance	41,030	3,315	2,059	—	—		46,404
Property taxes	20,992	566	4,969	—	—		26,527
Insurance	2,728	118	657	—	—		3,503
Depreciation and amortization	59,616	12,696	5,788	—	—		78,100
General and administrative	12,615	170	—	—	—		12,785
Other	1,635	—	—	—	—		1,635

Total operating expenses	138,616	16,865	13,473	—	—		168,954

Operating income	62,815	(6,773)	9,056	—	—		65,098
Other Income (Expenses):
Interest and other income	1,274	—	—	—	—		1,274
Interest expense	(37,724)	—	—	(14,142)	—		(51,866)
Loss from early extinguishment of debt	(1,021)	—	—	—	—		(1,021)

Income (loss) from continuing operations before minority interests	25,344	(6,773)	9,056	(14,142)	—		13,485
Minority interests in continuing operations of operating partnership	(8,818)	—	—		8,944	(EE)	126

Income (loss) from continuing operations	16,526	(6,773)	9,056	(14,142)	8,944		13,611
Preferred stock dividends	(10,014)	—	—		(3,765)	(FF)	(13,779)

Net income (loss) from continuing operations available to common stockholders	$6,512	$(6,773)	$9,056	$(14,142)	$5,179		$(168)

Income (loss) per share from continuing operations available to common stockholders:
Basic	$0.27						$(0.01)
Diluted	$0.27						$(0.01)

Weighted average common shares outstanding:
Basic	23,986,288						23,986,288
Diluted	24,221,732						23,986,288

See accompanying notes to pro forma condensed consolidated financial statements.

DIGITAL REALTY TRUST, INC.

Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited)

(Dollar amounts in thousands, except per share amounts)

1. Adjustments to the Pro Forma Condensed Consolidated Balance Sheet

Digital Realty Trust, Inc. through its controlling interest in Digital Realty Trust, L.P. (the Operating Partnership) and the subsidiaries of the Operating Partnership (collectively, “we” or the Company) is engaged in the business of owning, acquiring, repositioning and managing technology-related real estate.

Our pro forma condensed consolidated balance sheet is presented as if our acquisition of a property on July 25, 2006 had occurred as of June 30, 2006 along with the related financing. Our financing consists of exchangeable senior debentures that we issued in August 2006 and additional borrowings under our existing line of credit. The adjustments to our pro forma condensed consolidated balance sheet as of June 30, 2006 are as follows:

(A) Company historical

Company historical reflects our historical condensed consolidated balance sheet as of June 30, 2006.

(B) Property acquired subsequent to June 30, 2006

Reflects our acquisition of 120 East Van Buren Avenue, a property located in Phoenix that we acquired on July 25, 2006. The pro forma adjustments, based on our preliminary estimates for allocation of the purchase price, are as follows (in thousands):

Assets acquired:
Investments in real estate, net	$161,596
Acquired above market leases	86
Acquired in place lease value	15,154
Liabilities assumed:
Acquired below market leases	(1,836)

Cash paid to acquire the property	$175,000

(C) Financing transactions

Reflects proceeds and related financing costs related to additional borrowings incurred in connection with the acquisition of 120 East Van Buren Avenue as follows (in thousands):

	Borrowings under our unsecured line of credit facility	Exchangeable senior debentures issued in August 2006	Total
Borrowings	$8,375	$172,500	$180,875
Loan costs	—	(5,875)	(5,875)

Net proceeds	$8,375	$166,625	$175,000

2. Adjustments to Pro Forma Condensed Consolidated Statements of Operations

Our pro forma condensed consolidated statements of operations for the six months ended June 30, 2006 and the year ended December 31, 2005 is presented as if the acquisitions of properties we acquired on July 25, 2006 and June 30, 2006 were acquired on January 1, 2005. Additionally, our pro forma condensed consolidated statement of operations for the year ended December 31, 2005 is presented as if the properties we acquired on June 27, 2005, May 27, 2005 and March 14, 2005 were acquired on January 1, 2005. Further, our pro forma condensed consolidated statements of operations are presented as if the related financing for each of these properties we acquired was entered into as of January 1, 2005. In addition to any mortgages secured by the acquired properties, such financing transactions include borrowings under our existing line of credit, our exchangeable senior debentures issued in August 2006, our common stock offering completed in July 2005, and our preferred stock offerings that were completed in February 2005, and July 2005. Finally, our ownership percentage in the Operating Partnership used to calculate pro forma minority interests reflects the impact of the above mentioned equity offerings along with the effects of the conversion of Operating Partnership units to shares of our common stock that occurred through June 30, 2006. The pro forma adjustments to our condensed consolidated statements of operations for the six months ended June 30, 2006, and the year ended December 31, 2005 are as follows:

(AA) Company Historical

Reflects our historical condensed consolidated statement of operations for the six months ended June 30, 2006, and the year ended December 31, 2005.

(BB) Properties Acquired After the Last Day of the Periods Presented

The pro forma condensed consolidated statement of operations for the six months ended June 30, 2006 reflects the acquisition 120 East Van Buren Avenue, which we acquired on July 25, 2006. The proforma adjustments are as follows (in thousands):

Six months ended June 30, 2006

	Historical revenues and certain expenses	Adjustments resulting from purchasing the property	Pro forma adjustments
Operating Revenues:
Rental	$5,840	$183	$6,023
Tenant reimbursements	505	—	505

Total operating revenues	6,345	183	6,528

Operating Expenses:
Rental property operating and maintenance	2,258	—	2,258
Property taxes	105	—	105
Insurance	66	—	66
Depreciation and amortization	—	5,549	5,549
General and administrative	79	—	79

Total operating expenses	2,508	5,549	8,057

Income (loss) from continuing operations before minority interests	$3,837	$(5,366)	$(1,529)

The pro forma condensed consolidated statement of operations for the year ended December 31, 2005 reflects the acquisition 120 East Van Buren Avenue, which we acquired on July 25, 2006 and 14901 FAA Boulevard which we acquired on June 30, 2006. The proforma adjustments are as follows (in thousands):

Year ended December 31, 2005

	Combined historical revenues and certain expenses (1)	Adjustments resulting from purchasing the properties	Pro forma adjustments
Operating Revenues:
Rental	$8,050	$429	$8,479
Tenant reimbursements	1,613		1,613

Total operating revenues	9,663	429	10,092

Operating Expenses:
Rental property operating and maintenance	3,315		3,315
Property taxes	566		566
Insurance	118		118
Depreciation and amortization	—	12,696	12,696
General and administrative	170		170
Other	—		—

Total operating expenses	4,169	12,696	16,865

Income (loss) from continuing operations before minority interests	$5,494	$(12,267)	$(6,773)

(1)	The combined properties’ historical revenues and expenses are as follows (in thousands):

Year ended December 31, 2005

	120 East Van Buren Avenue	14901 FAA Boulevard	Combined historical revenues and certain expenses
Date of acquisition:	July 25, 2006	June 30, 2006
Operating Revenues:
Rental	$6,937	$1,113	$8,050
Tenant reimbursements	1,147	466	1,613

Total operating revenues	8,084	1,579	9,663
Operating Expenses:
Rental property operating and maintenance	3,176	139	3,315
Property taxes	197	369	566
Insurance	118	—	118
General and administrative	170	—	170

Total operating expenses	3,661	508	4,169

Income from continuing operations before minority interests	$4,423	$1,071	$5,494

(CC) Properties Acquired During the Periods Presented

The pro forma condensed consolidated statement of operations for the six months ended June 30, 2006 reflects pro forma revenue and expenses for the period January 1, 2006 to June 30, 2006, the date of the acquisition of 14901 FAA Boulevard, which we acquired on June 30, 2006, as adjusted for purchase accounting.

The pro forma condensed consolidated statement of operations for the year ended December 31, 2005 reflects pro forma revenue and expenses for the period January 1, 2005 to the date we acquired the properties based on historical revenues and expenses, as adjusted for purchase accounting as follows (in thousands):

Year ended December 31, 2005

	Savvis Portfolio	350 East Cermak Road	833 Chestnut Street	Pro Forma Adjustments
Date of acquisition:	June 27, 2005	May 27, 2005	March 14, 2005
Operating Revenues:
Rental	$6,191	$9,537	$2,385	$18,113
Tenant reimbursements	1,021	2,933	400	4,354
Other	—	52	10	62

Total operating revenues	7,212	12,522	2,795	22,529

Operating Expenses:
Rental property operating and maintenance	49	1,081	929	2,059
Property taxes	612	4,265	92	4,969
Insurance	409	198	50	657
Depreciation and amortization	1,585	3,476	727	5,788
General and administrative	—	—	—	—
Other	—	—	—	—

Total operating expenses	2,655	9,020	1,798	13,473

Operating income	4,557	3,502	997	9,056
Other Income (Expenses):
Interest and other income	—	—	—	—
Interest expense	—	—	—	—
Loss from early extinguishment of debt	—	—	—	—

Income from continuing operations before minority interests	$4,557	$3,502	$997	$9,056

(DD) Financing transactions

Reflects the proforma increase in interest expense as a result of the following (in thousands):

				Pro forma interest expense adjustment
Financing	Principal balance used in pro forma adjustment		Interest rate	Six months ended June 30, 2006	Year ended December 31, 2005
Additional borrowings under our unsecured line of credit	$59,788	(1)	1-month LIBOR + 1.50% (2)	$2,043	$4,086
Exchangeable senior debentures	172,500	(3)	4.125%	3,558	7,116
350 East Cermark Road mortgage	100,000	(4)	1-month LIBOR + 2.20% (5)	—	2,509
Amortization of loan costs (6)				147	431

				$5,748	$14,142

(1)	Reflects borrowings under our line of credit as follows:

		Pro forma interest expense adjustment
	Principal balance used in pro forma adjustment	Six months ended June 30, 2006	Year ended December 31, 2005
Purchased 14901 FAA Boulevard on June 30, 2006	$51,413	1,757	3,514
Purchased 120 East Van Buren Avenue on July 25, 2006 for $175.0 million, of which $166.6 million was financed from the proceeds of our exchangeable senior debentures in August 2006 and the remainder was financed with borrowings under our line of credit.	8,375	286	572

	$59,788	$2,043	$4,086

(2)	The August 31, 2006 1-month LIBOR rate of 5.33% was used to calculate pro forma interest expense adjustment.

(3)	Primarily reflects financing for our purchase of 120 East Van Buren Avenue as discussed in (1) above.

(4)	We purchased 350 East Cermak Road on May 27, 2005 for $141.6 million of which $99.2 million was financed from the net proceeds a $100 million non-recourse loan with the remainder financed by the proceeds from the concurrent common stock and Series B Preferred Stock offering (see pro forma adjustment FF) in July 2005.

(5)	The pro forma interest expense adjustment reflects the period from January 1, 2005 to May 27, 2005 when we acquired the property. The loan has an actual interest rate of 1-month LIBOR+2.20%; however we have entered into an interest rate swap agreement which fixes the interest rate at 6.23%. We calculated the proforma interest expense using the rate at 6.23%.

(6)	Represents increased amortization of loan costs assuming the loans occurred on January 1, 2005 as follows:

	Six months ended June 30, 2006	Year ended December 31, 2005
Exchangeable senior debentures	$147	$294
350 East Cermark Road (to May 27, 2005)	—	137

	$147	$431

There is no pro forma interest expense adjustment related to our purchase of 833 Chestnut Street on March 14, 2005 since we financed this acquisition using proceeds from our Series A Preferred Stock offering which was completed in February 2005. Similarly, there is no proforma adjustment related to our acquisition of the Savvis Portfolio that we purchased on June 27, 2005, since we financed this acquisition with proceeds from our concurrent common stock and preferred stock offerings in July 2005.

(EE) Minority interest in Operating Partnership

Minority interests in the Operating Partnership relate to the Operating Partnership interests that are not owned by us. The following table shows the ownership interests in the Operating Partnership as of June 30, 2006 and December 31, 2005.

	June 30, 2006		December 31, 2005
	Common units and long term incentive units	Percentage of total	Common units and long term incentive units	Percentage of total
The Company	36,104,961	57.3%	27,363,408	46.4%
Minority interest consisting of:
GI Partners	19,669,175	31.2	23,699,359	40.2
Third Parties	5,655,846	8.9	6,331,511	10.7
Employees (long term incentive units)	1,622,671	2.6	1,622,671	2.7

	63,052,653	100.0%	59,016,949	100.0%

An allocation of the proforma adjustments is as follows (in thousands):

	Six months ended June 30, 2006	Year ended December 31, 2005
Pro forma income from continuing operations before minority interests	$6,335	$13,485
Less pro forma preferred dividends -see pro forma adjustment (FF)	(6,890)	(13,779)

	(555)	(294)
Minority interest allocation	42.70%	42.70%
Pro forma minority interest in continuing operations	237	126
Company historical minority interest in continuing operations of Operating Partnership	(3,435)	(8,818)

Pro forma adjustment	$3,672	$8,944

(FF) Preferred dividends

The pro forma condensed consolidated statement of operations for the year ended December 31, 2005 reflects the preferred dividends as if all preferred stock that was outstanding during the six months ended June 30, 2006 was also outstanding during the year ended December 31, 2005, as follows (in thousands):

Year ended December 31, 2005
Reflects dividends for preferred stock:
Series A	$8,798
Series B	4,981

13,779
Less: Historical preferred stock dividends	(10,014)

Pro forma adjustment	$3,765

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Realty Trust, Inc.

By:	/s/ William A. Stein
Chief Financial Officer, Chief Investment Officer and Secretary

Date: September 22, 2006

Exhibits

Exhibit No.	Description

23.1	Consent of KPMG LLP, Independent Auditors.